SCHEDULE II

				   INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-PACKAGING DYNAMICS

          MJG ASSOCIATES, INC.
               GABELLI INTERNATIONAL LTD
                      11/02/04              500-           13.8220
          GAMCO INVESTORS, INC.
                      11/18/04           99,000-             *DO
                      11/17/04            1,300-           14.6262
                      11/16/04            2,200-           14.5536
          GABELLI FUNDS, LLC.
               GABELLI ABC FUND
                      11/17/04            1,000-           14.3110

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.